EXHIBIT 4.8

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

CALUMET FINANCE CORP.

and

the Guarantors named herein

______________________________________

9.25% SENIOR SECURED FIRST LIEN NOTES DUE 2029

______________________________________

________________________

FIRST SUPPLEMENTAL INDENTURE

AND AMENDMENT

DATED AS OF SEPTEMBER 24, 2024

TO

INDENTURE

DATED AS OF MARCH 7, 2024

__________________________

Wilmington Trust, national association

Trustee

__________________________

1

This FIRST SUPPLEMENTAL INDENTURE AND AMENDMENT (this “Supplemental Indenture”), dated as of September 24, 2024, is entered into by and among Calumet Specialty Products Partners, L.P., a Delaware limited partnership (the “Company”), Calumet Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), each of the parties identified under the caption “Existing Guarantors” on the signature page hereto (the “Existing Guarantors”), Calumet, Inc., a Delaware corporation (“New Calumet”), Calumet GP, LLC, a Delaware limited liability company (together with New Calumet, the “New Guarantors”), and Wilmington Trust, National Association, a national banking association, as Trustee. The New Guarantors and the Existing Guarantors are collectively referred to herein as the “Guarantors.” Each capitalized term used in this Supplemental Indenture and not defined herein shall have the meaning assigned to such term in the Indenture (as defined below).

RECITALS

WHEREAS, the Issuers, the guarantors named therein and the Trustee entered into an Indenture, dated as of March 7, 2024, as may be amended and supplemented from time to time (as so amended and supplemented, the “Indenture”), which governs $[200,000,000] in aggregate principal amount of 9.25% Senior Secured First Lien Notes due 2029 issued by the Issuers and outstanding as of the date hereof (the “Notes”);

WHEREAS, Section 9.01(g) of the Indenture provides that the Issuers, the Existing Guarantors and the Trustee may amend or supplement the Indenture to (i) add any additional Guarantor with respect to the Notes or (ii) evidence the release of any Guarantor with respect to the Notes in accordance with Article 10 of the Indenture, without the consent of the Holders of the Notes;

WHEREAS, the Issuers desire to cause each of the New Guarantors to become a “Guarantor” under the Indenture;

WHEREAS, Section 10.04(6) of the Indenture provides for the automatic release of the Subsidiary Guarantee of a Guarantor at such time as such Guarantor ceases to both (i) guarantee any other Indebtedness of either of the Issuers and any other Guarantor and (ii) to be an obligor with respect to any Indebtedness under a Credit Facility;

WHEREAS, Calumet Mexico, LLC, a Delaware limited liability company (“Calumet Mexico”), Calumet Specialty Oils de Mexico, S. de R.L. de C.V., a non-negotiable stock limited liability corporation formed in Mexico (“Calumet Specialty Oils”), and Calumet Specialty Products Canada, ULC, a Canadian unlimited liability corporation (together with Calumet Mexico and Calumet Specialty Oils, the “Former Guarantors”), have each been released as a guarantor of the Notes pursuant to Section 10.04(6) of the Indenture, because each of the Former Guarantors, as of the date hereof (the “Effective Date”) (i) has ceased to guarantee any other Indebtedness of either of the Issuers and any other Guarantor and (ii) is not an obligor with respect to any Indebtedness under a Credit Facility; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Issuers, of the Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Issuers, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

Section 1.01.This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02.This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Guarantors and the Trustee.

ARTICLE 2

Section 2.01From this date, in accordance with Section 4.13 and by executing this Supplemental Indenture, each of the New Guarantors is subject to the provisions of the Indenture as a “Guarantor” thereunder to the extent provided for in Article 10 thereunder.

Section 2.02In accordance with Section 10.04 of the Indenture, the Trustee acknowledges the release of each of the Former Guarantors from the provisions of the Indenture as a “Guarantor” thereunder as of the Effective Date.

ARTICLE 3

Section 3.01.Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02.Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture.  This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.  The Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Issuers and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Supplemental Indenture and makes no representation with respect thereto.  In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.

Section 3.03.THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.04.The parties hereto may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

ISSUERS:

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

By:Calumet GP, LLC, its general partner

By:/s/ David Lunin
Name: David Lunin
Title: Executive Vice President and Chief Financial Officer

Calumet Finance Corp.

By:/s/ David Lunin

Name: David Lunin

Title: Executive Vice President and Chief

Financial Officer

NEW GuarantorS:

Calumet, INC.

By:/s/ David Lunin

Name: David Lunin

Title: Executive Vice President and Chief

Financial Officer

Calumet GP, LLC

By:/s/ David Lunin   Name: David Lunin

[Signature Page to First Supplemental Indenture and Amendment]

Title: Executive Vice President and Chief

Financial Officer

[Signature Page to First Supplemental Indenture and Amendment]

Existing Guarantors:

Calumet Operating, LLC

Calumet refining, LLC

calumet princeton refining, llc

calumet cotton valley refining, llc

calumet shreveport refining, llc

calumet montana refining, llc

calumet missouri, llc

calumet karns city refining, llc

calumet dickinson refining, llc

calumet branded products, llc

Bel-ray Company, llc

calumet international, inc.

kurlin company, llc

By:  /s/ David Lunin
Name: David Lunin

Title:  Executive Vice President and Chief

Financial Officer

[Signature Page to First Supplemental Indenture and Amendment]

trustee:

Wilmington Trust, NATIONAL ASSOCIATION,

as Trustee

By:  /s/ Jane Schweiger

Name:Jane Schweiger

Title:Vice President

[Signature Page to First Supplemental Indenture and Amendment]

Acknowledged by the Former Guarantors as of the date first written above:

Calumet mexico, llc

By: /s/ David Lunin

Name: David Lunin

Title: Executive Vice President and Chief

Financial Officer

Calumet SPECIALTY OILS de mexico, S. de R.L. de C.V.

By: /s/ David Lunin

Name: David Lunin

Title: Executive Vice President and Chief

Financial Officer

Calumet Specialty products canada, ULC

By: /s/ David Lunin

Name: David Lunin

Title: Executive Vice President and Chief

Financial Officer

[Signature Page to First Supplemental Indenture and Amendment]